UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MRC GLOBAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

On March 23, 2022, MRC Global Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) its definitive proxy statement (the “Original Proxy Statement”), for the 2022 Annual Meeting of Shareholders, which will be held virtually via live webcast at 10:00 a.m. Houston, Texas time, on Thursday, May 5, 2022 (the “2022 Annual Meeting”).

As described in Proposal III of the Original Proxy Statement, the Company is requesting that shareholders approve certain changes to the MRC Global Inc. 2011 Omnibus Incentive Plan (the “Plan”) at the 2022 Annual Meeting. The Company has determined to file this amendment to the Original Proxy Statement (collectively, the “Revised Definitive Proxy”) to:

•

reiterate the Company’s prior disclosure that there were no shares available under the Plan as of March 1, 2022 (rather than the 1,157,259 shares that were previously available for grant as of December 31, 2021); and

•	provide additional explanatory disclosure that shows the outstanding awards under the Plan as of March 1, 2022.

This disclosure is intended to update information from December 31, 2021 to March 1, 2022 for the purpose of shareholder plan modeling.

Accordingly, this Revised Definitive Proxy amends Proposal III as forth herein. Except as described in the preceding sentence, this filing does not modify or update any disclosures presented in the Original Proxy Statement. From and after the date of this filing, any references to the “Proxy Statement” are to the Revised Definitive Proxy as amended hereby.

Shareholders who have already voted need not take any action but may, if they wish, change or revoke their vote by following the instructions described on pages 16-17 of the Original Proxy Statement. Shareholders who have not voted are encouraged to vote as soon as possible.

Amendments to the Original Proxy Statement

The following information is to be inserted in Proposal III as set forth in the Original Proxy Statement after the chart “Equity Compensation Plan Information” on page 91:

Equity Compensation Plan Information as of March 1, 2022

As of March 1, 2022:

•	we had no remaining shares available for awards under the Plan.

•	the total number of outstanding full value awards was 3,114,370 shares, consisting of:

•	2,066,335 restricted stock units (RSUs);

•	928,253 performance share units (PSUs) at target performance; and

•	119,782 restricted stock awards (RSAs).

•

the total outstanding appreciation awards (consisting solely of stock options with no dividend equivalents) was 1,752,266 options, with a weighted average exercise price of $25.09 and a weighted average term of 0.77 years.

The changes set forth in this Revised Proxy Statement have been incorporated into the Notice of 2022 Annual Meeting of Shareholders and the Original Proxy Statement, which are available on the internet at www.edocumentview.com/MRC, and should be read together with each of the foregoing documents.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to Be Held on May 5, 2022

This Revised Proxy Statement, the Original Proxy Statement, the Notice of 2022 Annual Meeting of Shareholders, and the Annual Report on Form 10-K are available at www.edocumentview.com/MRC.